UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 10, 2006


                          DATA SYSTEMS & SOFTWARE INC.
           (Exact name of Registrants as Specified in their Charters)


           Delaware                    0-19771                  22-2786081
-----------------------------   -------------------------   --------------------
(States or Other Jurisdiction   (Commission file Numbers)     (IRS Employer
     of Incorporation)                                      Identification Nos.)

                   200 Route 17, Mahwah, New Jersey      07430
             ----------------------------------------  ----------
             (Address of Principal Executive Offices)  (Zip Code)

        Registrants' telephone number, including area code (201) 529-2026
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      1. Sale of Databit Subsidiary; Related Transactions. On March 10, 2006 the Registrant entered into a Stock Purchase Agreement dated as of March 9, 2006 (the "Stock Purchase Agreement"), for the sale of all the outstanding capital stock of its Databit Inc. subsidiary ("Databit") to Shlomie Morgenstern, President of Databit and a Vice President of the Registrant. The transactions contempalted under the SPA, and the related transactions to which the Regstrant, Shlomie Morgenstern and George Morgenstern were party and which are described in this Report (collectively, the "Transactions"), were consummated on March 10, 2006.

      The closing of the Transactions was conditioned, among other things, on the following:

            (a) Termination of the Employment Agreement dated August 19, 2004 among Shlomie Morgenstern, Databit and the Registrant and the release of the Registrant from any and all liability thereunder (other than under the related stock option and restricted stock agreements which would be modified as described below) including the waiver by Shlomie Morgenstern of any and all severance or change of control payments to which he would have been entitled to thereunder.

            (b) Amendment of the option and restricted stock agreements between the Registrant and Sholmie Morgenstern to provide for acceleration of any unvested grants on the closing of the Transactions and for all options to be exercisable through 18 months from the closing.

            (c) The assignment to and assumption by Databit of the obligations of Registrant to George Morgenstern under the Employment Agreement between the Registrant and George Morgenstern dated January 1, 1997, as amended (the "GM Employment Agreement") upon the following terms:

                  (i) Reduction of the amounts owed to George Morgenstern under the GM Employment Agreement by the lump sum payment described below and the modifications to options and restricted stock agreements described below.

                  (ii) A release by George Morgenstern releasing Registrant from any and all liability and obligations to him under the GM Employment Agreement, subject to a lump sum payment of $600,000.

            (d) The assumption by Databit of the Registrant's obligations under the Registrant's leases for the premises in New York City and Mahwah, New Jersey premises, which provide for aggregate rents of approximately $450,000 over the next three years.

            (e) The delivery by John A. Moore and the other reporting persons on the Schedule 13D dated June 30, 2005 (filed July 11, 2005) of consent agreements manifesting approval of the Transactions and their fairness, and agreeing not to institute any claim against the parties to the Transactions arising from the Transactions, subject to the fulfillment of certain conditions specified in such consents.

            (f) The amendment of the option agreement with George Morgenstern dated December 30, 2004 to provide for the acceleration of the 60,000 options that are not currently vested and the extension of the exercise period for all options held by George Morgenstern to the later of (i) September 2009 and (ii) 18 months after the cessation of service under the new consulting agreement described below.

            (g) The amendment of the Restricted Stock Agreement dated August 31, 1998 between George Morgenstern and the Registrant to provide for the removal of
any  vesting   conditions  from  the  20,000  shares  still  subject  to  such conditions.

            (h) Execution and delivery by George Morgenstern and the Registrant of a new consulting agreement for a period of two years, pursuant to which George Morgenstern would serve as a consultant to the Registrant, primarily to assist in the management of the Registrant's dsIT subsidiary, which agreement will provide for compensation of $1.00 per year plus a non-accountable expense allowance of $65,000 per year to cover expected costs of travel and other expenses.

      In connection with its approval of the Transactions, the Board of Directors of the Registrant also approved the following: (i) the call of the 2006 annual meeting of the stockholders for as soon as practicable; (ii) the appointment of John A. Moore as the Registrant's representative on the Board of Directors of Comverge Inc.; and (iii) the creation of a Nominations Committee to select the slate of nominees to appear on the management proxy for the 2006 annual shareholder meeting and the appointment of John A. Moore and George Morgenstern to such committee.

      The Transactions were approved by a special committee comprised only of independent directors of the Board acting with the advice of a financial advisor and special counsel engaged by the committee.

      The foregoing description is qualified in its entirety by reference to the agreements filed as exhibits herewith, which are incorporated herein by reference.

            2. Changes of Executive Officers; Board of Directors. Effective the consummation of the Transactions, (i) George Morgenstern ceased to serve as a President and CEO of the Registrant but will continue to serve as a member of the Board of Directros and as Chairman of the Board, (ii) Shlomie Morgentern ceased to serve as Vice President--Operations of the Registrant will no longer act as an officer or director of any of its subsidiaries, and (iii) John A. Moore was appointed President and Chief Executive Officer and as a director of the Registrant.

      3. Biographical Information for John A. Moore. Mr. Moore is the President and founder of Wilmington Scientific and of Edson Moore Healthcare Ventures. Mr. Moore has led a diverse career in investment banking, private venture capital and business management. He is an active investor in emerging growth companies. He is currently President of Edson Moore Healthcare Ventures which he founded to acquire $150 million of drug delivery assets from Elan Pharmaceuticals in 2002. He was Chairman and EVP of ImaRx Therapeutics from February 2004 to February 2006. He was Chairman of Elite Pharmaceuticals (AMEX-ELI) from February 2003 to October 2004. He is currently Chairman of Optimer, Inc. a consumer products company and a Director of ImaRx Therapeutics, AGI Dermatics, Voltaix, Inc. and Medihut (MHUT.PK). Mr. Moore has a B.A. in History of Economics from Rutgers University.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b)   Pro forma financial information

      The required pro forma financial information will be provided by amendment as soon as practicable after release of the Registrant's financial statements for the year ended December 31, 2005.

(d)   Exhibits

      10.1 Stock Purchase Agreement dated as of March 9, 2006 by and between Shlomie Morgenstern, Databit Inc., and Data Systems & Software Inc.

      10.2 Termination and Release Agreement dated as of March 9, 2006 by and between Shlomie Morgenstern and Data Systems & Software Inc. (included as Exhibit A to the Stock Purchase Agreement).

      10.3 Amendment Agreement to GM Employment Agreement dated as of March 9, 2006 by and between George Morgenstern and Data Systems & Software Inc. (included as Exhibit B to the Stock Purchase Agreement).

      10.4 Amendment Agreement to Purchaser Option Agreements and Restricted Stock Award Agreement dated as of March 9, 2006 by and between Shlomie Morgenstern and Data Systems & Software Inc. (included as Exhibit C to the Stock Purchase Agreement).

      10.5 Amendment Agreement to GM Option Agreements and Restricted Stock Agreement date March 9, 2006 by and between George Morgenstern and Data Systems & Software Inc. (included as Exhibit D to the Stock Purchase Agreement).

      10.6 Consulting Agreement dated March 9, 2006 by and between George Morgenstern and Data Systems & Software Inc. (included as Exhibit E to the Stock Purchase Agreement).

      10.7 Form of Consent Agreement (included as Exhibit F to the Stock Purchase Agreement).

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of March 2006.


                                        DATA SYSTEMS & SOFTWARE INC.


                                        By: /s/ Michael Barth
                                           -------------------------------------
                                        Name:   Michael Barth
                                        Title:  Chief Financial Officer













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